EXHIBIT 23.4

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2000, appearing in Old National Bancorp's 2000 Annual Report on Form 10-K, relating to the financial statements of ANB Corporation appearing in Old National Bancorp's Current Report on Form 8-K filed April 19, 2000.

/s/ BKD, LLP

BKD, LLP

Indianapolis, Indiana
July 16, 2001